Exhibit 10.2

ARES MANAGEMENT, L.P.

2014 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Ares Management, L.P. 2014 Equity Incentive Plan is to (i) engender a true “owners” mentality by providing broad ownership of our Partnership across the entire professional population; (ii) create long-term alignment between owners and Service Providers and Non-Employee Directors; (iii) create long-term compensation opportunities for Service Providers and Non-Employee Directors; and (iv) recognize the contributions of certain Service Providers and Non-Employee Directors.  The Plan, as set forth herein, is effective as of the Effective Date.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1                               “Acquisition Event” means a merger or consolidation in which the Partnership is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Partnership’s outstanding Common Units by a single Person or by a group of Persons acting in concert, or the sale or transfer of all or substantially all of the Partnership’s assets.

2.2                               “Affiliate” means each of the following: (a) any corporation, limited liability company, partnership, entity, trade or business that is directly or indirectly controlled by the Partnership (whether by ownership of stock, partnership or membership interests, assets or an equivalent ownership interest or voting interest, through a general partner or manager or by contract); (b) any corporation, limited liability company, partnership, entity, trade or business that directly or indirectly controls the Partnership (whether by ownership of stock, partnership or membership interests, assets or an equivalent ownership interest or voting interest, through a general partner or manager or by contract); and (c) any other entity in which the Partnership or any Affiliate thereof has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, in any event, no portfolio company in which a fund managed, directly or indirectly, by the Partnership, has an investment, shall be deemed an Affiliate of the Partnership.

2.3                               “Appreciation Award” means any Option or any Other Unit-Based Award that is based on the appreciation in value of a Unit in excess of an amount at least equal to the Fair Market Value on the date such Other Unit-Based Award is granted.

2.4                               “Ares Operating Group Entities” means each of Ares Domestic Holdings L.P., Ares Investments L.P., Ares Holdings L.P., Ares Offshore Holdings L.P., and Ares Real Estate

Holdings L.P. and any future entity designated by the Board in its discretion as an Ares Operating Group Entity for purposes of the Plan.

2.5                               “Ares Operating Group Unit” means, collectively, one partnership unit in each of the Ares Operating Group Entities.

2.6                               “Award” means any award under the Plan of any Option or Other Unit-Based Award.

2.7                               “Board” means the Board of Directors of the General Partner.

2.8                               “Cause” means, with respect to a Participant’s Termination of Services: (a) if there is no written employment agreement, consulting agreement, change in control agreement or similar agreement that defines “cause” (or words of like import) in effect between the Partnership or an Affiliate and the Participant at the time of the grant of the Award, termination due to (i) the Participant’s conviction of, or plea of guilty or nolo contendere to, (A) a felony, or (B) a misdemeanor where imprisonment of one or more months is imposed (including, in each case, a foreign law equivalent); (ii) perpetration by the Participant of an illegal act, dishonesty or fraud that could cause significant economic injury to the Partnership or any of its Affiliates; (iii) the Participant’s insubordination or willful and deliberate failure or refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity; (iv) materially unsatisfactory performance by the Participant of his or her duties in any material respect, provided that the Participant is given notice and an opportunity to cure as determined by the Committee; or (v) the Participant’s willful misconduct with regard to the Partnership or any of its Affiliates, as determined by the Committee; or (b) if there is a written employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Partnership or any of its Affiliates and the Participant at the time of the grant of the Award that defines “cause” (or words of like import) or if “cause” is defined in the applicable Award agreement, “cause” as defined under such agreement; provided that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under Delaware law.

2.9                               “Change in Control” unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee and subject to Section 12.11(b), means the occurrence of any of the following: (a) any Person, other than a Person approved by the current General Partner, becoming the general partner of the Partnership; or (b) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the directors serving on the Board. For purposes of this definition, “Continuing Director” means any director of the General Partner (i) serving on the Board at the beginning of the relevant period of two consecutive years referred to in the immediately preceding sentence, (ii) appointed or elected to the Board by the members of the General Partner or (iii) whose appointment or election to the Board by such Board, or nomination for election to the Board by the limited partners of the Partnership, was approved by a majority of the directors of the Board then still serving at the time of such approval who were so serving at the beginning of the relevant period of two consecutive years, were so appointed or elected by the members of the General Partner or whose appointment or election or nomination for election was so approved.

2.10                        “Change in Control Price” has the meaning set forth in Article IX.

2.11                        “Code” means the Internal Revenue Code of 1986.

2.12                        “Committee” means: (a) with respect to the application of the Plan to Service Providers, a committee or subcommittee of the Board consisting of at least two directors, who are granted the appropriate authority to administer the Plan in compliance with applicable law; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board.  To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.

2.13                        “Common Units” mean the common units representing limited partnership interests in the Partnership, as defined in the Partnership Agreement.

2.14                        “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.

2.15                        “Effective Date” means the date on which the Board adopts the Plan, or such later date as is designated by the Board.

2.16                        “Exchange Act” means the Securities Exchange Act of 1934.

2.17                        “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.18                        “Fair Market Value” of a Unit, means as of any date, unless otherwise required by any applicable provision of the Code and except as provided below, (a) the closing price reported for the Unit on such date: (i) as reported on the principal national securities exchange in the United States on which it is then traded; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or (b) if the Unit shall not have been reported or quoted on such date, on the first day prior thereto on which the Unit was reported or quoted.  If the Unit is not traded, listed or otherwise reported or quoted, then Fair Market Value of a Unit means the fair market value of the Unit as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code.

2.19                        “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8.

2.20                        “General Partner” means Ares Management GP LLC, a Delaware limited liability company.

2.21                        “Good Reason” with respect to a Participant’s voluntary Termination of Service shall have the meaning ascribed to such term under an employment or consulting agreement or Award agreement between the Partnership or any of its Affiliates and the Participant in effect as of the time of such Termination; provided that with regard to any agreement under which the definition of “good reason” only applies upon an occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  In the absence of any such agreement defining such term, a Participant shall not have “Good Reason”.

2.22                        “Non-Employee Director” means a director of the General Partner who is not a Service Provider of the Partnership or any of its Affiliates other than with respect to service as a director of the General Partner.

2.23                        “Option” means any option to purchase Units granted to Service Providers or Non-Employee Directors pursuant to Article VI.

2.24                        “Other Extraordinary Event” has the meaning in Section 4.2(b).

2.25                        “Other Unit-Based Award” means an Award under Article VII that is valued in whole or in part by reference to, or is payable in or otherwise based on, Units.

2.26                        “Participant” means a Service Provider or Non-Employee Director to whom an Award has been granted pursuant to the Plan.

2.27                        “Partnership” means Ares Management, L.P., a Delaware limited partnership.

2.28                        “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated on or about May 1, 2014.

2.29                        “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.30                        “Plan” means this Ares Management, L.P. Equity Incentive Plan, as amended from time to time.

2.31                        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.

2.32                        “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.33                        “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code.

2.34                        “Section 409A Covered Award” has the meaning set forth in Section 12.11.

2.35                        “Securities Act” means the Securities Act of 1933.

2.36                        “Service Provider” means any natural person or, with the approval of the Committee, entity, that provides bona fide services to the Partnership or any of its Affiliates, including any natural person who is an employee, professional, consultant, member or partner of the Partnership or any of its Affiliates; provided that no consultant shall be a Service Provider for performing services in connection with the offer or sale of securities in a capital-raising transaction, or directly or indirectly promoting or maintaining a market for the Partnership’s or any of its Affiliates’ securities.

2.37                        “Termination” means a Termination of Directorship or Termination of Services, as applicable.

2.38                        “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the General Partner; except that if a Non-Employee Director becomes a Service Provider upon the termination of his or her directorship, his or her ceasing to be a director of the Partnership shall not be treated as a Termination unless and until the Participant has a Termination of Services.

2.39                        “Termination of Services” means: (a) a termination of employment or service as a professional, consultant, partner or member (for reasons other than a military or approved personal leave of absence) of a Participant from the Partnership and its Affiliates; or (b) when an entity that is employing a Participant, or of which the Participant is a Service Provider, ceases to be an Affiliate of the Partnership, unless the Participant otherwise is, or thereupon becomes a Service Provider of, the Partnership or another Affiliate of the Partnership.  If a Service Provider becomes a Non-Employee Director upon his or her Termination of Services, unless otherwise determined by the Committee no Termination shall be deemed to occur until such time as such Service Provider is no longer a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Services for any Service Provider in any Award agreement and, if no rights of a Service Provider are substantially impaired, may otherwise amend the definition of Termination of Services from time to time.

2.40                        “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of (including by issuing equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferable” shall have correlative meanings.

2.41                        “Units” mean Common Units or Ares Operating Group Units that are issued or may be issued under the Plan.

ARTICLE III

ADMINISTRATION

3.1                               The Committee.  The Plan shall be administered and interpreted by the Committee.

3.2                               Grant and Administration of Awards.  The Committee shall have full authority and discretion, as provided in Section 3.7, to grant and administer Awards including the authority to:

(a)                                 select the Service Providers and Non-Employee Directors to whom Awards may from time to time be granted;

(b)                                 determine the number of Units to be covered by each Award;

(c)                                  determine the type and the terms and conditions, not inconsistent with the terms of the Plan, of each Award (including the exercise or purchase price (if any), any restrictions or limitations thereon or any vesting schedule or acceleration thereof);

(d)                                 determine whether to require a Participant, as a condition of the granting of any Award, to refrain from selling or otherwise disposing of Units acquired pursuant to such Award for a period of time;

(e)                                  amend, after the date of grant, the terms that apply to an Award upon a Participant’s Termination, provided that such amendment does not substantially impair the Participant’s rights under the Award, as determined by the Committee;

(f)                                   determine the circumstances under which Units and other amounts payable with respect to an Award may be deferred automatically or at the election of the Participant, in each case in a manner intended to comply with or be exempt from Section 409A;

(g)                                  generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of the Partnership in connection with the Plan that are not inconsistent with the provisions of the Plan;

(h)                                 construe and interpret the terms and provisions of the Plan and any Award (and all agreements relating thereto); and

(i)                                     correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto.

3.3                               Award Agreements.  All Awards shall be evidenced by, and subject to the terms and conditions of, a written notice provided by the Partnership to the Participant or a written agreement executed by the Partnership and the Participant.

3.4                               Guidelines.  The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem necessary or advisable.  The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdiction to comply with applicable tax and securities laws and may impose such limitations and restrictions that it deems necessary or advisable to comply with the applicable tax and securities laws of such domestic or foreign jurisdiction.

3.5                               Sub-Plans.  The Committee shall have the authority to adopt, alter and repeal such sub-plans to the Plan as it shall deem necessary or advisable.  Such sub-plans may be a plan of the General Partner, the Partnership, or any Affiliate of the Partnership adopted to grant awards pursuant to the Plan.

3.6                               Delegation; Advisors.  The Committee may as it deems advisable, to the extent permitted by applicable law and securities exchange rules:

(a)                                 delegate its responsibilities to officers or employees of the Partnership or any of its Affiliates, including delegating authority to officers or Affiliates to grant Awards or execute agreements or other documents on behalf of the Committee; and

(b)                                 engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person.

3.7                               Decisions Final.  All determinations, evaluations, elections, approvals, authorizations, consents, decisions, interpretations and other actions made or taken by or at the direction of the Partnership, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole and absolute discretion of all and each of them, and shall be final, binding and conclusive on all Service Providers and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.  Except as otherwise required by applicable law, nothing in this Plan shall obligate the Partnership, the Board or the Committee (or any of its members) to treat any Service Provider or Participant alike, whether or not such Service Providers or Participants are similarly situated, and the exercise of any power or discretion by the Partnership, the Board or the Committee (or any of its members) in the case of any Service Provider or Participant shall not create any obligation on the part of the Partnership, the Board or the Committee (or any of its members) to take any similar action in the case of any other Service Provider or Participant, it being understood that any power or discretion conferred upon the the Partnership, the Board or the Committee (or any of its members) shall be treated as having been so conferred as to each Service Provider and Participant separately.

3.8                               Procedures.  If the Committee is appointed, the Committee shall hold meetings, if any, at such times and places as it shall deem advisable, including by telephone conference.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.  The Committee may also act by written consent.

3.9                               Payment of Taxes Due.  The Committee may withhold or require payment of any amount it may determine to be necessary for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award.  In connection therewith, the Partnership or any of its Affiliates shall have the right to withhold from any compensation or other amount owing to a Participant, applicable withholding taxes with respect to any issuance or transfer under the Plan and to take such action as may be necessary or advisable in the opinion of the Partnership to satisfy the payment of such withholding taxes.  Additionally, the Committee may permit or require a Participant to sell, in a manner prescribed by the Committee, a sufficient number of Units in connection with the settlement of an Award to cover applicable tax withholdings (with the sale proceeds going to the Partnership).

3.10                        Liability; Indemnification.

(a)                                 To the maximum extent permitted by applicable law, the Board, the Committee, their respective members and any officer, employee delegate or other Person engaged pursuant to Section 3.6 shall not be liable for any action or determination made in good faith with respect to the Plan or any Award.

(b)                                 To the maximum extent permitted by applicable law and to the extent not covered by insurance directly insuring such Person, each current or former (i) officer or employee of the Partnership or any of its Affiliates and (ii) member of the Committee or the Board shall be indemnified and held harmless by the Partnership against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the

Plan, except to the extent arising out of such Person’s fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification provided for under applicable law, the Partnership Agreement and the organizational documents of any of the Partnership’s Affiliates.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.

ARTICLE IV

UNIT LIMITATIONS

4.1                               Units.

(a)                                 General Limitations.

(i)                                     The aggregate number of Units that may be issued or used for reference purposes or with respect to which Awards may be granted over the term of the Plan shall not exceed 31,704,545 Units (subject to any increase or decrease pursuant to Section 4.2) of which all or any portion may be issued as Common Units or Ares Operating Group Units. Notwithstanding the foregoing, the total number of Units subject to the Plan shall be increased on the first day of each fiscal year beginning in calendar year 2015 by a number of Units equal to the positive difference, if any, of (x) 15% of the aggregate number of Common Units and Ares Operating Group Units outstanding on the last day of the immediately preceding fiscal year (excluding Ares Operating Group Units held by the Partnership or its wholly-owned subsidiaries) minus (y) the aggregate number of Units that were available for the issuance of future Awards under the Plan on such last day of the immediately preceding fiscal year, unless the Committee should decide to increase the number of Units covered by the Plan by a lesser amount on any such date.  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Partnership or any of its Affiliates or any entity acquired by the Partnership or with which the Partnership merges, consolidates or otherwise combines. The number of Units underlying such substitute awards shall be counted against the aggregate number of Units available for Awards under the Plan.

(ii)                                  If any Appreciation Award expires, terminates or is canceled for any reason without having been exercised in full, the number of Units underlying any unexercised portion shall again be available under the Plan.  If Other Unit-Based Awards that are not Appreciation Awards are forfeited for any reason, the number of forfeited Units comprising or underlying the Award shall again be available under the Plan.

(iii)                               The number of Units available under the Plan shall be reduced by (A) the total number of Appreciation Awards that have been exercised, regardless of whether any of the Units underlying such Awards are not actually issued to the Participant as the result of a net exercise or settlement, and (B) all Units used to pay any exercise price or tax withholding obligation with respect to any Award.  In addition, the Partnership may not use the cash proceeds it receives from Option exercises to repurchase Units on the open market for reuse under the Plan.  Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any Units under the Plan.

(iv)                              Unless the Committee determines otherwise, Common Units delivered by the Partnership or any of its Affiliates upon exchange of Ares Operating Group Units that have been issued under the Plan shall be deemed issued under the Plan.

4.2                               Changes.

(a)                                 The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the unitholders of the Partnership to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Partnership’s capital structure, equity interests or its business, (ii) any merger or consolidation of the Partnership or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference equity interests senior to or otherwise affecting the Units, (iv) the dissolution or liquidation of the Partnership or any of its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Partnership or any of its Affiliates, or (vi) any Section 4.2 Event.

(b)                                 Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure, equity interests or business of the Partnership by reason of any unit split, reverse split, distribution of equity interests, combination or reclassification of Units, recapitalization, merger, consolidation, spin off, reorganization or partial or complete liquidation, issuance of rights to purchase Units or other equity interests convertible into Units, sale or transfer of all or part of the Partnership’s assets or business, or other transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (each, a “Section 4.2 Event”), then (i) the aggregate number or kind of Units or other securities that thereafter may be issued under the Plan, (ii) the number or kind of Units or other property (including cash) subject to an Award, or (iii) the purchase or exercise price of Awards shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan.  In connection with any Section 4.2 Event, the Committee may provide for the cancellation of outstanding Awards and payment in cash or other property in exchange therefor.  In addition, subject to Section 4.2(d), in the event of any change in the capital structure or equity interests of the Partnership that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee may (but shall not be obligated to) make the adjustments described in clauses (i), (ii) and (iii) above as it determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan.  Notice of any such adjustment shall be given by the Committee, or otherwise made available, to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is provided) shall be binding for all purposes of the Plan.  Except as expressly provided in this Section 4.2(b) or in an applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.  Notwithstanding the foregoing, (x) any adjustments made pursuant to Section 4.2(b) to Awards that are considered “non-qualified deferred compensation” within the meaning of Section 409A shall be made in a manner intending to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to Section 4.2(b) to Awards that are not considered “non-qualified deferred compensation” subject to Section 409A shall be made in a manner intending that after such adjustment, the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.

(c)                                  Fractional Units resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding down fractions to the nearest whole Unit.  Unless otherwise determined by the Committee, no cash settlements shall be made with respect to fractional Units eliminated by rounding.

(d)                                 Upon the occurrence of an Acquisition Event, the Committee may terminate all outstanding and unexercised Options or any Other Unit-Based Award that provides for a Participant-elected exercise (collectively, “Exercisable Awards”), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Exercisable Awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void and the applicable provisions of Section 4.2(b) and Article IX shall apply.  For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value on the date of the Acquisition Event without payment of consideration therefor.  If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article IX shall apply.

ARTICLE V

ELIGIBILITY

5.1                               General Eligibility.  All current and prospective Service Providers and current Non-Employee Directors, are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.  Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Units may be granted to a Service Provider or Non-Employee Director of any Affiliate of the Partnership if such Units do not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Service Provider or Non-Employee Director if such Units are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A of the Code.

5.2                               General Requirement.  The grant of Awards to a prospective Service Provider and the vesting and exercise of such Awards shall be conditioned upon such Person actually becoming a Service Provider; provided that no Award may be granted to a prospective Service Provider unless the Partnership determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions.  Awards may be awarded in consideration for past services actually rendered to the Partnership or any of its Affiliates.

ARTICLE VI

OPTIONS

6.1                               Options.  The Committee shall have the authority to grant Options to any Service Provider or Non-Employee Director.

6.2                               Terms of Options.  Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)                                 Exercise Price.  The exercise price per Unit subject to an Option shall be determined by the Committee on or before the date of grant, provided that the per Unit exercise price of an Option shall not be less than 100% of the Fair Market Value of a Unit on the date of grant.

(b)                                 Option Term.  The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten years after the date such Option is granted.

(c)                                  Exercisability.  Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.

(d)                                 Method of Exercise.  To the extent vested, an Option may be exercised in whole or in part at any time during the Option’s term, by giving written notice of exercise to the Committee (or its designee) specifying the number of Units to be purchased.  Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Partnership; or (ii) on such other terms and conditions as may be acceptable to the Committee (including  the relinquishment of Options or by payment in full or in part in the form of Units owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances)).  No Units shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)                                  Termination by Death or Disability.  Unless otherwise determined by the Committee at grant, if a Participant’s Termination is by reason of death or Disability, all Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of 180 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(f)                                   Involuntary Termination Without Cause or for Good Reason.  Unless otherwise determined by the Committee, if a Participant’s Termination is by involuntary termination without Cause or by the Participant for Good Reason, all Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period of 180 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(g)                                  Termination for Cause; Voluntary Termination without Good Reason.  Unless otherwise determined by the Committee, if a Participant’s Termination (i) is for Cause, or (ii) is voluntary and without Good Reason, all Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the

Participant at any time within a period of 30 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(h)                                 Unvested Options.  Unless otherwise determined by the Committee, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.

(i)                                     Form, Modification, Extension and Renewal of Options.  Options may be evidenced by such form of agreement as is approved by the Committee.  The Committee may (i) modify, extend or renew outstanding Options (provided that (A) the rights of a Participant are not substantially impaired without his or her consent and (B) such action does not subject the Options to Section 409A or otherwise extend the Options beyond their stated term), and (ii) accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor.  Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved in accordance with applicable securities exchange rules.

(j)                                    No Reload Options.  Options shall not provide for the grant of the same number of Options as the number of Units used to pay for the exercise price of Options or Units used to pay withholding taxes (i.e., “reloads”).

ARTICLE VII

OTHER UNIT-BASED AWARDS

7.1                               Other Awards.  The Committee is authorized to grant Other Unit-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Units, including phantom restricted units, restricted Units, Units awarded purely as a bonus and not subject to any restrictions or conditions, Units in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Partnership or any of its Affiliates, unit appreciation rights, unit equivalent awards and deferred restricted units valued by reference to book value of Units.

The Committee shall have authority to determine the Participants, to whom, and the time or times at which, Other Unit-Based Awards shall be made, the number of Units to be awarded pursuant to such Awards, and all other terms and conditions of the Awards.

7.2                               Terms and Conditions.  Other Unit-Based Awards made pursuant to this Article VII shall be subject to the following terms and conditions:

(a)                                 Distributions.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to receive distributions with respect to Units covered by Other Unit-Based Awards.

(b)                                 Vesting.  Other Unit-Based Awards and any underlying Units shall vest or be forfeited to the extent set forth in the applicable Award agreement or as otherwise determined by the Committee.  The Committee may, at or after grant, accelerate the vesting of all or any part of any Other Unit-Based Award.

(c)                                  Payment.  Following the vesting of the Other Unit-Based Awards, Units or, as determined by the Committee, the cash equivalent of such Units shall be delivered to the Service Provider or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Other Unit-Based Award.  Notwithstanding the foregoing, the Committee may subject the payment of all or part of any Other Unit-Based Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(d)                                 Termination.  Upon a Participant’s Termination for any reason prior to the vesting of the Other Unit-Based Awards, all unvested Awards will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant, or, if no rights of a Participant are substantially impaired, thereafter.

ARTICLE VIII

TRANSFERABILITY

8.1                               Non-Transferability of Awards.  No Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine that an Option that otherwise is not Transferable pursuant to this section is Transferable to a Family Member in whole or in part.  An Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be Transferred subsequently other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement.

8.2                               Non-Transferability of Other Unit-Based Awards.  Unless otherwise determined by the Committee, no Other Unit-Based Award shall be Transferable by the Participant other than by will or by the laws of descent and distribution.

8.3                               No Assignment of Benefits.  Except as otherwise specifically provided in the Plan or permitted by the Committee, no Award or other benefit payable under the Plan shall be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be available for or subject to the debts, contracts, liabilities, engagements or torts of any Person entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.

8.4                               Death/Disability.  The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary or advisable to establish the validity of the Transfer of an Award.  The Committee also may require that the transferee agree to be bound by all of the terms and conditions of the Plan.

ARTICLE IX

CHANGE IN CONTROL PROVISIONS

In the event of a Change in Control of the Partnership, except as otherwise provided by the Committee in an Award agreement or otherwise in writing, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a)                                 Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), and Awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Units on such terms as determined by the Committee; provided that, the Committee may decide to award additional Awards in lieu of any cash distribution.

(b)                                 Awards may be purchased by the Partnership or any of its Affiliates for an amount of cash equal to the Change in Control Price (as defined below) per Unit covered by such Awards, less, in the case of an Appreciation Award, the exercise price per Unit covered by such Award.  The “Change in Control Price” means the price per Unit paid in the Change in Control transaction, subject to adjustment as determined by the Committee for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price after the consummation of such Change in Control.

(c)                                  Appreciation Awards may be cancelled without payment therefor, if the Change in Control Price is less than the exercise price per Unit of such Appreciation Awards.

Notwithstanding anything else herein, the Committee may provide for accelerated vesting or lapse of restrictions, of an Award at any time.

ARTICLE X

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board or the Committee (to the extent permitted by law), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary or advisable to ensure that the Partnership may comply with any regulatory requirement referred to in Article XII or Section 409A), or suspend or terminate it entirely, retroactively or otherwise; provided that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be substantially impaired without the consent of such Participant.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided that no such amendment substantially impairs the rights of any Participant without the Participant’s consent.  Actions taken by the Committee in accordance with Article IV shall be deemed to not substantially impair the rights of any Participant.

Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award at any time without any Participant’s consent to comply with Section 409A or any other applicable law.

ARTICLE XI

UNFUNDED PLAN

The Plan is an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Partnership, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Partnership.

ARTICLE XII

GENERAL PROVISIONS

12.1                        Legend.  The Committee may require each Person receiving Units pursuant to an Award to represent to and agree with the Partnership in writing that the Participant is acquiring the Units without a view to distribution thereof and such other securities law related representations as the Committee shall request.  In addition to any legend required by the Plan, the certificates or book entry accounts for such Units may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Units are then listed or any national automated quotation system on which the Units are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  If necessary or advisable in order to prevent a violation of applicable securities laws then, notwithstanding anything herein to the contrary, any Unit-settled Awards shall be paid in cash in an amount equal to the Fair Market Value on the date of settlement of such Awards.

12.2                        Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases.

12.3                        No Right to Service/Directorship.  Neither the Plan nor the grant of any Award thereunder shall give any Participant or other Person any right to employment, service, consultancy or directorship by the Partnership or any Affiliate, or limit in any way the right of the Partnership or any of its Affiliates to terminate any Participant’s employment, service, consultancy or directorship at any time.

12.4                        Listing and Other Conditions.  If at any time counsel to the Partnership shall be of the opinion that any offer or sale of Units pursuant to an Award is or may be unlawful or prohibited, or will or may result in the imposition of excise taxes on the Partnership or any of its Affiliates, under the statutes, rules or regulations of any applicable jurisdiction or under the rules of the national securities exchange on which the Common Units then are listed, the Partnership shall have no obligation to make such offer or sale, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to the Units or Awards, and the right to exercise any Option or Exercisable Award shall be suspended until, in the opinion of said counsel, such offer or sale shall be lawful, permitted or will not result in the imposition of excise taxes on the Partnership or any of its Affiliates.

12.5                        Governing Law.  The Plan and matters arising under or related to it shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws.

12.6                        Construction.  Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or any Award agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to the Plan as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of the Plan; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.

12.7                        Other Benefits.  No Award, whether at grant or payment, shall be deemed compensation for purposes of computing benefits under any retirement plan of the Partnership or any of its Affiliates or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.

12.8                        Costs.  The Partnership shall bear all expenses associated with administering the Plan, including expenses of issuing Units pursuant to any Awards.

12.9                        No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and each Award to an individual Participant need not be the same.

12.10                 Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving Units are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.

12.11                 Section 409A.  Although the Partnership does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A.  In no event shall the Partnership be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or for any damages for failing to comply with Section 409A.  Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)                                 A Termination of Services shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s services to the Partnership unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. For purposes of determining a service recipient or employer in connection with a “separation from service” under the Plan within the meaning of Section 409A and in accordance with Section 1.409A-1(h)(3) of the Treasury Regulations, in the application of Sections 1563(a)(1), (2) and (3) of the Code to determine the controlled group under Section 414(b) of the Code, “at least 20 percent” shall replace “at least 80 percent” in every place it appears in Sections 1563(a)(1), (2) and (3) of the Code and, in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, “at least 20 percent” shall replace “at least 80 percent” in every place it appears in Section 1.414(c)-2 of the Treasury Regulations.  Notwithstanding any provision to the contrary in the Plan or the Award, to the extent applicable, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Partnership from time to time, or if none, the default methodology set forth in Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death.

(b)                                 With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, unless otherwise provided in the Award agreement at grant, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s

“separation from service” within the meaning of Section 409A, subject to Section 12.11(a).

(c)                                  For purposes of Section 409A, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d)                                 Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Partnership.

12.12                 Successor and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

12.13                 Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

12.14                 Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Partnership, its Affiliates and their employees, agents and representatives with respect thereto.

12.15                 Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

12.16                 Recoupment.  All Awards granted or other compensation paid by the Partnership under the Plan, including any Units issued under any Award thereunder, will be subject to any compensation recapture policies established by the Board or the Committee from time to time, as well as any such policies required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, other applicable law or the rules of any national securities exchange on which the Units are then traded.

12.17                 Reformation.  If any provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

12.18                 Electronic Communications.  Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Exercisable Award, or other document or notice required or permitted by the Plan or an Award that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures also may be electronic unless otherwise determined by the Committee.

12.19                 Agreement. As a condition to the grant of an Award, if requested by the Partnership and the lead underwriter of any public offering of the Units (the “Lead Underwriter”), a Participant shall irrevocably agree not to Transfer, grant any option to purchase, otherwise transfer the economic risk of ownership in, make any short sale of, or contract to do any of the foregoing with respect to, any interest in any Units or any securities convertible into, derivative of, or exchangeable or exercisable for Units, or any other rights to purchase or acquire Units during such period of time as the Lead Underwriter shall specify (the “Lock-up Period”).  The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Partnership may impose stop-transfer instructions with respect to Units acquired pursuant to an Award until the end of such Lock-up Period.

ARTICLE XIII

TERM OF PLAN

No Award shall be granted on or after the tenth anniversary of the Effective Date, provided that Awards granted prior to such tenth anniversary may extend beyond that date in accordance with the terms of the Plan.